UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

Flux Power Holdings, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-25909	86-0931332
(Commission File Number)	(IRS Employer Identification No.)

985 Poinsettia Ave., Suite A

Vista, California 92081

(Address of principal executive offices and zip code)

760-741-3589

(Registrant’s telephone number including area code)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: ______________________________

(2)	Aggregate number of securities to which transaction applies: ______________________________

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_____________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction: ______________________________________

(5)	Total fee paid: __________________________________________________________________

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ___________________________________________________________________

(2) Form, Schedule or Registration Statement No.: ___________________________________________________

(3) Filing Party: _____________________________________________________________________________

(4) Date Filed: ______________________________________________________________________________

FLUX POWER HOLDINGS, INC.

985 Poinsettia Ave., Suite A

Vista, California 92081

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Stockholders:

Flux Power Holdings, Inc., a Nevada corporation. (the “Company”), hereby notifies our stockholders of record who hold shares of our common stock (“Stockholders of Record”) as of the close of business on July 7, 2017 (the “Record Date”) that our Board of Directors and a controlling stockholder holding a majority of our outstanding voting capital stock have approved the following corporate actions (the “Corporate Actions”) : (i) a reverse stock split of the outstanding shares of common stock, par value $0.001, of the Company (“Common Stock”) at a ratio of 1 to 10, whereby every ten pre-reverse stock split shares of Common Stock shall automatically convert into one post-reverse stock split share of Common Stock, without changing the $0.001 par value or authorized number of our Common Stock (“Reverse Stock Split”), and (ii) a Certificate of Amendment to our Amended and Restated Articles of Incorporation to effect the Reverse Stock Split.

The Corporate Actions were unanimously approved by our Board of Director on June 29, 2017. On July 7, 2017, a stockholder holding 159,923,981 shares of Common Stock, representing approximately 64% of the voting power of the outstanding capital stock of the Company, approved the Corporate Actions by written consent in accordance with Nevada Revised Statutes (the “NRS”).

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS NOTICE AND ACCOMPANYING INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. We anticipate that the Corporate Actions will be effective as soon as practicable but not earlier than at least 20 days from the date this Notice and accompanying Information Statement are first mailed to our Stockholders of Record. You are urged to read the accompanying Information Statement in its entirety for a description of the Corporate Actions. This Notice and the accompanying Information Statement are first being mailed to our Stockholders of Record on or about July 28, 2017. This Notice and the accompanying Information Statement are being furnished only to inform our stockholders of the Corporate Actions in accordance with the Nevada Revised Statutes, our Amended and Restated Bylaws and Rule 14c-2 of the Securities Exchange Act of 1934, as amended.

Please feel free to call us at (760) 741-3589 should you have any questions on the Corporate Actions discussed in the accompanying Information Statement.

By the Order of the Board of Directors

/s/ Ronald Dutt
Ronald Dutt
Chief Executive Officer, Interim Chief Financial Officer & Director

FLUX POWER HOLDINGS, INC.

 985 Poinsettia Ave., Suite A

Vista, California 92081

Telephone (760) 741-3589

INFORMATION STATEMENT

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being furnished to the stockholders of Flux Power Holdings, Inc., a Nevada corporation, who are the record holders of common stock, par value $0.001 (“Common Stock”) as of the close of business on July 7, 2017, to advise them that our Board of Directors (“Board”) and a controlling stockholder holding a majority of our outstanding voting capital stock have approved the following corporate actions (the “Corporate Actions”): (i) a reverse stock split of the outstanding shares of Common Stock at a ratio of 1 to 10, whereby every ten pre-reverse stock split shares of Common Stock shall automatically convert into one-post reverse stock split share of Common Stock, without changing the $0.001 par value or authorized number of our Common Stock (“Reverse Stock Split”), and (ii) a Certificate of Amendment to our Amended and Restated Articles of Incorporation to effect the Reverse Stock Split, substantially in the form attached hereto as Exhibit A (the “Certificate”).

The Corporate Actions were unanimously approved by our Board of Director on June 29, 2017. On July 7, 2017, a stockholder, which is controlled and beneficially owned by Michael Johnson (our director), holding 159,923,981 shares of Common Stock which represents approximately 64% of the voting power of the outstanding capital stock of the Company (the “Majority Stockholder”), approved the Corporate Actions by written consent in accordance with Nevada Revised Statutes (the “NRS”).

As used herein (except as expressly indicated or unless the context otherwise requires), references to the “Company,” “we,” “our” and “us” refer to Flux Power Holdings, Inc.

Voting Securities And Principal Holders Thereof

The Board has fixed the close of business on July 7, 2017 as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive notice of the Corporate Actions, this Information Statement, and vote on the Corporate Actions (“Stockholders of Record”).

As of the July 7, 2017, the Company's authorized capitalization consisted of 300,000,000 shares of Common Stock, of which 250,842,418 shares of Common Stock were issued and outstanding and 5,000,000 shares of preferred stock, par value $0.001, of which none were issued and outstanding.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. The Majority Stockholder, holding 159,923,981 shares of Common Stock which represent 64% of the voting power of the outstanding capital stock of the Company, approved the Corporate Actions by written consent on July 7, 2017.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholder’ meeting convened for the specific purpose of such action. The NRS and our Amended and Restated Bylaws, however, require that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to a company.

This Information Statement is first being mailed on or about July 28, 2017, to our Stockholders of Record and is being delivered to inform the Stockholders of Record of the Corporate Actions in accordance with Rule 14c-2 of the Exchange Act, the NRS and our Amended and Restated Bylaws. We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of the actions taken.

The Company anticipates that the Corporate Actions will become effective as soon as practicable but in no event will they become effective until at least 20 days after the date this Information Statement is first mailed to our stockholders pursuant to Rule 14c-2 of the Exchange Act.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

DIVIDEND POLICY

The holders of shares of Common Stock are entitled to receive pro rata dividends, when and if declared by the Board in its discretion, out of funds legally available therefore. The payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

NO APPRAISAL OR DISSENTERS’ RIGHTS

The NRS does not provide for dissenter’s rights or appraisal rights in connection with the Corporate Actions nor have we provided for such rights in our Amended and Restated Articles of Incorporation or Amended and Restated Bylaws.

REVERSE STOCK SPLIT AND AMENDMENT TO OUR

RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK OF THE COMPANY

On June 29, 2017, our Board unanimously approved the Corporate Actions.

On the Record Date, there were 250,842,418 shares of our Common Stock issued and outstanding. Our Common Stock is our only class of voting securities outstanding. Each share of Common Stock has one vote per share on all matters submitted to a vote of our stockholders. Pursuant to Section 78.320 of the NRS, at least a majority of the voting capital stock of the Company, or at least 125,421,210 shares of Common Stock, is required to approve the Corporate Actions by written consent.

The following table sets forth the name of the Majority Stockholder that approved the Corporate Actions, the number of shares of Common Stock owned by the Majority Stockholder, the total number of shares approving the Corporate Actions, and the percentage of the issued and outstanding voting equity of the Company approving the Corporate Actions:

Name of Stockholder	Number of Shares Owned by Stockholder	Number of Shares of Common Stock that Voted in Favor of the Actions	Percentage of the Voting Equity that Voted in Favor of the Action (2)
Esenjay Investments, LLC (1)	159,923,981	159,923,981	63.75%	(2)
Total	159,923,981	159,923,981	63.75%	(2)

(1)	Esenjay Investments, LLC is controlled and beneficially owned by Michael Johnson, our director.
(2)	Based on a total of 250,842,418 shares of the Company’s issued and outstanding Common Stock, as of July 7, 2017.

The Reverse Stock Split will be effective upon the filing of the Certificate with the Secretary of State of the State of Nevada and following the 10 day notice of this Reverse Stock Split with Financial Industry Regulatory Authority (“FINRA”) under Rule 10b-17 promulgated by the Securities and Exchange Commission (the “SEC”). It is anticipated that the Reverse Stock Split will become effective on the date that the Certificate with the Secretary of State of Nevada is accepted by the Secretary of State of the State of Nevada, which will be no earlier than the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders of Record (the “Effective Time”).

Although the Corporate Actions been approved by the holder of the requisite majority of the shares of Common Stock of the Company, the Board reserves the right, in its discretion, to abandon the Corporate Actions prior to the proposed Effective Time if it determines that abandonment is in the best interests of the Company or the stockholders. Factors that may lead the Board to abandon the Corporate Actions  may include, among other things, increased transaction costs to consummate the transaction, changes in the current economic environment, and an adverse response from the markets in which the Company operates or adverse responses from our stockholders. If such a determination to abandon the Corporate Actions is made by the Board, our stockholders will be notified through the filing of a Current Report with the SEC on Form 8-K.

Reasons for the Reverse Stock Split

As of July 7, 2017, the Company had a total of 250,842,418 of its 300,000,000 authorized shares of Common Stock issued and outstanding, leaving less than 50,000,000 shares of Common Stock available for issuance. The Board has considered the following two methods to provide for additional authorized shares of Common Stock: (i) to hold an annual meeting to approved an increase in authorized shares of Common Stock from 300,000,000 to 600,000,000; or (ii) to approve a reverse stock split which would make available adequate shares. The Board believes the latter method is more practical to execute. Therefore, the Board has chosen the Corporate Actions to increase the number of our available shares for future financings, capital raises and general corporate purposes.

The Board has determined the exchange ratio for the Reverse Stock Split, whereby 10 pre-reverse stock split shares of Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split is automatically converted into one post-reverse stock split share of Common Stock, is in the best interest of the Company and its stockholders. In determining the range of Reverse Stock Split ratios, the Board considered numerous factors, including:

●	the historical and projected performance of the Common Stock and volume level before and after the Reverse Stock Split;

●	the prevailing trading price for the Common Stock and the volume level thereof;

●	potential devaluation of our market capitalization as a result of the Reverse Stock Split;

●	prevailing market conditions and general economic and other related conditions prevailing in our industry and in the marketplace generally; and

●	the projected impact of the Reverse Stock Split ratio on trading liquidity in the Common Stock.

In evaluating the Reverse Stock Split, the Board also took into consideration negative factors associated with reverse stock splits in general. These factors include the negative perception of reverse stock splits held by some investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. The Board, however, determined that these negative factors were outweighed by the potential benefits.

Stockholders should recognize that if the Reverse Stock Split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the Reverse Stock Split divided by 10 with adjustments for fractional shares). While we expect that the Reverse Stock Split will result in an increase in the per share price of our Common Stock, the Reverse Stock Split may not increase the per share price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding. It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding. The history of similar Reverse Stock Splits for companies in similar circumstances is varied.

Following the Reverse Stock Split the number of authorized but unissued shares of our Common Stock relative to the number of issued shares of our Common Stock will be increased. This increased number of authorized but unissued shares of our Common Stock could be issued by the Board without further stockholder approval, which could result in dilution to the holders of our Common Stock. The increased proportion of unissued authorized shares to issued shares could also, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of Common Stock could dilute the ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction. The Reverse Stock Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company.

The Board did not approve the Corporate Actions in connection with any plans or proposals for a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Based upon the foregoing factors, the Board has determined that the Reverse Stock Split will likely be in the best interests of the Company and its stockholders and approved the Reverse Stock Split.

Effects of the Reverse Stock Split

As of July 7, 2017, the Company had a total of 250,842,418 of its 300,000,000 authorized shares of Common Stock issued. The total number of authorized shares of Common Stock and the par value of our Common Stock will not change as a result of the Reverse Stock Split. However, the number of outstanding shares of Common Stock will be reduced and the number of shares of Common Stock available for issuance will be substantially increased. Immediately following the effectiveness of the Reverse Stock Split, each ten shares of Common Stock owned by a stockholder immediately prior to the Reverse Stock Split will automatically convert into one share of Common Stock after the Reverse Stock Split. The following chart reflects the changes in our capital structure following the Reverse Stock Split (without adjustments for fractional shares).

Reverse Stock Split Ratio	Shares Authorized	Shares Issued and Outstanding	Authorized Shares Available for Issuance
No Split (pre-reverse split)	300,000,000	250,842,418	49,157,582
1:10 (post-reverse split)	300,000,000	25,084,242	274,915,758

The Reverse Stock Split will affect all of our common stockholders uniformly and will not immediately affect any stockholder's percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. However, stockholders should recognize that they will own fewer numbers of shares than they presently own (a number equal approximately to the number of shares owned immediately prior to the filing of the Certificate divided by 10 with adjustments for fractional shares). The Reverse Stock Split will have the effect of substantially increasing the number of shares the Company will be able to issue to new or existing stockholders, including holders of convertible securities, because the number of authorized shares will remain the same. This increased number of authorized but unissued shares of our Common Stock could be issued by the Board without further stockholder approval, which could result in dilution to the holders of our Common Stock.

Our Common Stock is currently registered under the Exchange Act, and we are subject to periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split, if implemented, will not affect the registration of our Common Stock under the Exchange Act or our reporting or other requirements thereunder. However, it is anticipated that the CUSIP number for our Common Stock will change in connection with the Reverse Stock Split and will be reflected on new certificates issued by the Company and in electronic entry systems.

Effect of the Reverse Stock Split on Options, Warrants, and Convertible or Exchangeable Securities

Proportionate adjustments will be made based on the ratio of the Reverse Stock Split to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This will result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.  The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the ratio of the Reverse Stock Split, subject to the Company’s treatment of fractional shares.

Potential Anti-Takeover Effects of the Reverse Stock Split

As a result of the Reverse Stock Split, the Company will have more authorized Common Stock which could be issued and dilute the voting power of the Common Stock held by the disinterested stockholders prior to the issuance. The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt. The over-all effects of this Reverse Stock Split might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company's securities and the removal of incumbent management. The Reverse Stock Split could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to stockholders. Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders, that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

The Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by management to adopt a series of amendments to the Company’s Amended and Restated Articles of Incorporation or Amended and Restated Bylaws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Rounding in Lieu of Issuing Fractional Shares

The Company will not issue fractional shares in connection with the Reverse Stock Split. Instead, the Reverse Stock Split shall be processed on a certificate-by-certificate basis, whereby, the Company will round up to the next whole share any stock certificate to the extent such stock certificate would be less than one whole share of Common Stock or greater as a result of the Reverse Stock Split.

Accounting Matters

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the Effective Time of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

Procedures for Effecting the Reverse Stock Split and Filing the Certificate of Amendment

Our Board of Directors will file the Certificate with the Secretary of State of the State of Nevada to effect the Reverse Stock Split. The Reverse Stock Split will become effective as of date on which the Certificate is accepted by filing by the Secretary of State of the State of Nevada, which time on such date will be referred to as the “Effective Time.” At the Effective Time, each ten shares of Common Stock issued and outstanding immediately prior to the Effective Time will automatically and without any further action on the part of our stockholders, be combined into and become one share of Common Stock, subject to the treatment for fractional shares described above, and each certificate which, immediately prior to the Effective Time represented pre-Reverse Stock Split shares, will be deemed cancelled and, for all corporate purposes, will be deemed to evidence ownership of post-reverse stock split shares.

The Reverse Stock Split will take place on the Effective Time without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock that each stockholder is entitled to receive as a result of the Reverse Stock Split.

As soon as practicable after the Effective Time, we will send all stockholders of record a letter of transmittal (the “Transmittal Letter”) to be used to transmit their Common Stock certificates to Interwest Transfer Company, Inc. (the “Exchange Agent”). The Transmittal Letter will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of Common Stock (the “Old Certificates”) to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split Common Stock (the “New Certificates”) No New Certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the Exchange Agent. From and after the Effective Time, any Old Certificates which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-reverse stock split shares. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate(s) will be issued with the same restrictive legends that are on the back of the Old Certificate(s). STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the Reverse Stock Split, the Company intends to treat shares held by stockholders in “street name”, through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers and other nominees will be instructed to process the Reverse Stock Split for their beneficial holders. These brokers, banks and other nominees may have other procedures for processing the transaction, however, and stockholders holding in street name are encouraged to ask their brokers, banks or other nominees any questions they may have regarding such procedures.

Certain U.S. Federal Income Tax Consequences

The following summary of certain material federal income tax consequences of the Reverse Stock Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only, is not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each stockholder’s own particular circumstances. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as stockholders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, stockholders who are not “United States persons” as defined in section 7701(a) (30) of the Code, broker-dealers and tax-exempt entities. This summary is based on the Code, the Treasury regulations thereunder and proposed regulations, court decisions and current administrative rulings and pronouncements of the IRS, all of which are subject to change, possibly with retroactive effect. This summary addresses only those stockholders who hold their pre-reverse stock split shares as “capital assets” as defined in the Code (generally, property held for investment), and will hold the post-reverse stock split shares as capital assets.

Holders of Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.

We are structuring the Reverse Stock Split in an effort to obtain the following consequences:

●	the Reverse Stock Split will qualify as a recapitalization under Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes;

●	stockholders should not recognize any gain or loss as a result of the Reverse Stock Split;

●

the aggregate basis of a Stockholder’s pre-reverse stock split shares will become the aggregate basis of the post-reverse stock split shares held by such stockholder immediately after the Reverse Stock Split; and

●	the holding period of the post-reverse stock split shares will include the Stockholder’s holding period for the pre-reverse stock split shares.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal tax penalties. It was written solely in connection with the proposed Reverse Stock Split of our Common Stock.

ACCORDINGLY, HOLDERS OF COMMON STOCK ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN TAX LAWS, AND ALSO AS TO ANY ESTATE OR GIFT TAX CONSIDERATIONS.

Interests of Certain Persons in the Action

Certain of the Company’s directors and executive officers have an interest in this transaction as a result of their ownership of shares of our Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. Michael Johnson, our director, is the controlling and beneficial owner of the Majority Stockholder. The interests of our directors and executive officers arise as a result of their respective ownership of shares of our Common Stock. Accordingly, we do not believe that our directors have interests in this transaction that are different from or greater than those of any other of our stockholders of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, information known to us relating to the beneficial ownership of these shares by:

(i) each person who is the beneficial owner of more than 5% of the outstanding shares of voting securities;

(ii) each director;

(iii) each executive officer; and

(iv) all executive officers and directors as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from July 7, 2017, upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of July 7, 2017, have been exercised or converted.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	% of Class
Officers and Directors
Michael Johnson, Director	209,081,563(2)	69.7%
Ron Dutt, Chief Executive Officer, Interim Chief Financial Officer and Director	3,051,587(3)	1.2%
Christopher Anthony, Director	9,118,816(4)	3.6%
James Gevarges, Director	6,504,878(5)	2.6%
All Officers and Directors as a group (4 people)	227,756,845	77.1%

(1)	All addresses above are 985 Poinsettia Ave., Suite A, Vista, California 92081, unless otherwise stated.
(2)

The 209,081,563 shares beneficially owned include shares held by Esenjay Investments, LLC of which Mr. Johnson is the sole director and beneficial owner. Includes 159,923,981 shares of Common Stock, 595,470 stock options, 7,083,333 of warrants and 41,478,779 shares representing the maximum amount issuable upon the conversion of existing convertible debt so long as such conversion will not cause the Company to exceed the authorized number of shares of Common Stock (“Restriction”). Excludes an additional 51,437,888 shares of Common Stock that would be issuable upon conversion of existing convertible debt without the Restriction.

(3)	The 3,051,587 shares beneficially owned includes 40,997 shares of common stock and 3,010,590 stock options.
(4)	The 9,118,816 shares beneficially owned includes 8,818,816 shares of common stock and 300,000 stock options.
(5)	The 6,504,878 shares beneficially owned includes 5,909,408 shares of common stock and 595,470 stock options.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement.

Security holders sharing an address and receiving a single copy may request to receive a separate Information Statement at Flux Power Holdings, Inc., 985 Poinsettia Ave., Suite A, Vista, California 92081. Security holders sharing an address can request delivery of a single copy of the Information Statement if they are receiving multiple copies may also request to receive a separate Information Statement at Flux Power Holdings, Inc., 985 Poinsettia Ave., Suite A, Vista, California 92081, telephone: (760) 741-3589.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain "forward-looking" statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," "might," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the SEC.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., , Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

We will provide, upon request and without charge, to each stockholder receiving this Information Statement a copy of our filings with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Flux Power Holdings, Inc., 985 Poinsettia Ave., Suite A, Vista, California 92081, telephone: (760) 741-3589.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is provided to the holders of Common Stock of the Company AS OF THE RECORD DATE only for informational purposes in connection with Corporate Actions pursuant to and in accordance with Rule 14c-2 of the Exchange Act. PLEASE READ THIS INFORMATION STATEMENT CAREFULLY.

Dated: July 24, 2017

By Order of the Board of Directors

/s/ Ronald Dutt
Ronald Dutt
Chief Executive Officer, Interim Chief Financial Officer and Director

EXHIBIT A

FORM OF CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Flux Power Holdings, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article VI of the Amended and Restated Articles of Incorporation is hereby amended and restated in its entirety to read as set forth on Attachment I, attached hereto.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 159,923,981

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

Reset

ATTACHMENT I

ARTICLES VI

The corporation shall have authority to issue three hundred million (300,000,000) shares of Common Stock at par value of $0.001 per share; and five million (5,000,000) shares of Preferred Stock at a par value of $0.001.

Upon the effectiveness of this Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada (the "Effective Time"), each ten shares of Common Stock of the corporation issued and outstanding immediately prior to the Effective Time ("Old Common Stock") shall automatically be converted, without any action on the part of the holder thereof, into one share of fully paid and non-assessable Common Stock of the corporation (the "Reverse Stock Split").  Fractional shares, if any, will be rounded up to the next whole share.  The Reverse Stock Split shall occur whether or not the certificates representing shares of Old Common Stock are surrendered to the corporation or its transfer agent.   The par value of each share of Common Stock shall not be adjusted in connection with the Reverse Stock Split, and the number of shares of Common Stock the corporation is authorized to issue, as set forth in this Article VI, shall not be affected by the Reverse Stock Split.